EXHIBIT 99.1

For Immediate Release: April 26, 2012

Occidental Petroleum Announces First Quarter of 2012 Income

•                  Q1 2012 net income of $1.6 billion ($1.92 per diluted share)

•                  Q1 2012 total daily oil and gas production of 755,000 barrels of oil equivalent, the highest in Occidental’s history

•                  Q1 2012 domestic daily oil and gas production of 455,000 barrels of oil equivalent, record for the 6th consecutive quarter.

LOS ANGELES, April 26, 2012 -- Occidental Petroleum Corporation (NYSE:OXY) announced net income of $1.6 billion ($1.92 per diluted share) for the first quarter of 2012, compared with the first quarter of 2011 net income of $1.5 billion ($1.90 per diluted share).

In announcing the results, Stephen I. Chazen, President and Chief Executive Officer, said, “For the quarter, we generated strong results with diluted EPS of $1.92 per share, cash flow from operations of $2.8 billion and annualized ROE of 16 percent.  We increased our annual dividend rate by $0.32 per share, or 17 percent, to $2.16 per share.

“Our first quarter total company production of 755,000 barrels of oil equivalent per day was the highest in Occidental’s history and our domestic production of 455,000 barrels of oil equivalent per day was a record for the sixth consecutive quarter.  We are the largest liquids producer in the lower 48 states and we increased our domestic liquids production by 6,000 barrels per day from the fourth quarter of 2011 and 35,000 barrels a day, or 12 percent, from the first quarter of 2011.”

Oil and Gas

Oil and gas segment earnings were slightly higher at $2.5 billion for the first quarter of 2012, compared with the first quarter of 2011.  Higher oil prices and total sales volumes in the first quarter of 2012 were partially offset by higher operating costs, increased DD&A rates and lower natural gas prices.

For the first quarter of 2012, daily oil and gas production volumes averaged 755,000 barrels of oil equivalent, compared with 730,000 barrels of oil equivalent in the first quarter of 2011. As a result of higher year-over-year average oil prices and other factors affecting production-sharing and similar contracts, production was lower in the Middle East/North Africa, Colombia, and Long Beach by 10,000 barrels of oil equivalent per day.

The first quarter 2012 production volume increase was a result of 51,000 barrels of oil equivalent per day higher domestic volumes, partially offset by reduced volumes in the

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Middle East/North Africa and Colombia. The across-the-board domestic increase reflects the positive impact of our higher capital programs.  The Middle East/North Africa was lower due to the December expiration of Yemen’s Masila Field contract and price impacts on production-sharing contracts, partially offset by higher Libya production, including additional entitlements related to the post civil unrest period. Colombia daily volumes decreased due to higher insurgent activity resulting in pipeline interruptions.

Daily sales volumes increased from 728,000 barrels of oil equivalent per day in the first quarter of 2011 to 745,000 barrels of oil equivalent per day in the first quarter of 2012.

Oxy’s realized price for worldwide crude oil was $107.98 per barrel for the first quarter of 2012, compared with $92.14 per barrel for the first quarter of 2011. The first quarter of 2012 realized oil price represents 105 percent of the average WTI and 91 percent of the average Brent price for the quarter. Worldwide NGL prices were $52.51 per barrel in the first quarter of 2012, compared with $52.64 per barrel in the first quarter of 2011. Domestic gas prices decreased 33 percent from $4.21 per MCF in the first quarter of 2011 to $2.84 per MCF for the first quarter of 2012.

Chemicals

Chemical segment earnings for the first quarter of 2012 were $184 million, compared with $219 million in the first quarter of 2011.  The first quarter 2012 reduction was primarily a result of lower export volumes and higher raw material costs, in large part caused by a rapid increase in ethylene prices.  Calcium chloride sales volumes for de-icing applications were significantly lower due to the mild winter weather.

Midstream, Marketing and Other

Midstream segment earnings were $131 million for the first quarter of 2012, compared with $114 million for the first quarter of 2011. The results reflect higher income in the pipeline and gas processing businesses, partially offset by lower power margins.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; general domestic political and regulatory approval conditions; international political conditions; not successfully completing, or any material delay of, any development of new fields, expansion projects, capital expenditures, efficiency-improvement projects, acquisitions or dispositions; potential failure to achieve expected production from existing and future oil and gas development projects; exploration risks such as drilling unsuccessful wells; any general economic recession or slowdown domestically or internationally; higher-than-expected costs; potential liability for remedial actions under existing or future environmental regulations and litigation; potential liability

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resulting from pending or future litigation; potential disruption or interruption of Occidental’s production or manufacturing or damage to facilities due to accidents, chemical releases, labor unrest, weather, natural disasters, political events or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect”, “aim”, “goal”, “target”, “objective”, “likely” or similar expressions that convey the uncertainty of future events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A “Risk Factors” of the 2011 Form 10-K.

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Contacts:                                 Melissa E. Schoeb (media)

melissa_schoeb@oxy.com

310-443-6504

Chris Stavros (investors)

chris_stavros@oxy.com

212-603-8184

For further analysis of Occidental’s quarterly performance, please visit the website: www.oxy.com

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Attachment 1
SUMMARY OF SEGMENT NET SALES AND EARNINGS

	First Quarter
($ millions, except per-share amounts)	2012	2011
SEGMENT NET SALES
Oil and Gas	$4,902	$4,367
Chemical	1,148	1,165
Midstream, Marketing and Other	393	412
Eliminations	(175)	(218)

Net Sales	$6,268	$5,726

SEGMENT EARNINGS
Oil and Gas (a)	$2,504	$2,468
Chemical	184	219
Midstream, Marketing and Other	131	114
	2,819	2,801

Unallocated Corporate Items
Interest expense, net (b)	(28)	(214)
Income taxes (c)	(1,139)	(1,054)
Other	(92)	(128)

Income from Continuing Operations	1,560	1,405
Discontinued operations, net (d)	(1)	144

NET INCOME	$1,559	$1,549

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.92	$1.72
Discontinued operations, net	-	0.18
	$1.92	$1.90

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.92	$1.72
Discontinued operations, net	-	0.18
	$1.92	$1.90

AVERAGE COMMON SHARES OUTSTANDING
BASIC	810.5	812.6
DILUTED	811.3	813.4

(a) Oil and Gas - The first quarter of 2011 includes pre-tax charges of $35 million related to exploration write-offs in Libya and $29 million related to Colombia net worth tax.   Also, included in the first quarter of 2011 results is a pre-tax gain for sale of an interest in a Colombia pipeline of $22 million.

(b) Unallocated Corporate Items - Interest Expense, net - The first quarter of 2011 includes a pre-tax charge of  $163 million related to the premium on debt extinguishment.

(c) Unallocated Corporate Items - Taxes - The first quarter of 2011 includes a net $21 million charge for out-of-period state income taxes.

(d) Discontinued Operations, net - The first quarter of 2011 includes a $144 million after-tax gain from the sale of the Argentine operations.

Attachment 2
SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	First Quarter
($ millions)	2012	2011
CAPITAL EXPENDITURES	$2,412	$1,325

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$1,085	$890

Attachment 3
SUMMARY OF OPERATING STATISTICS - PRODUCTION

	First Quarter
	2012	2011
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Crude Oil (MBBL)
California	86	77
Permian	139	132
Midcontinent and Other	19	13
Total	244	222

NGL (MBBL)
California	15	14
Permian	39	37
Midcontinent and Other	18	8
Total	72	59

Natural Gas (MMCF)
California	267	242
Permian	155	165
Midcontinent and Other	412	327
Total	834	734

Latin America
Crude Oil (MBBL) - Colombia	24	31

Natural Gas (MMCF) - Bolivia	14	16

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	4	4
Dolphin	8	9
Oman	64	67
Qatar	72	75
Other	42	57
Total	190	212

NGL (MBBL)
Dolphin	9	10
Other	-	1
Total	9	11

Natural Gas (MMCF)
Bahrain	219	173
Dolphin	173	196
Oman	57	50
Total	449	419

Barrels of Oil Equivalent (MBOE)	755	730

Attachment 4
SUMMARY OF OPERATING STATISTICS - SALES

	First Quarter
	2012	2011
NET OIL, GAS AND LIQUIDS SALES PER DAY

United States
Crude Oil (MBBL)	244	222
NGL (MBBL)	72	59
Natural Gas (MMCF)	834	734

Latin America
Crude Oil (MBBL) - Colombia	24	33

Natural Gas (MMCF) - Bolivia	14	16

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	4	4
Dolphin	8	9
Oman	64	71
Qatar	70	76
Other	34	49
Total	180	209

NGL (MBBL)
Dolphin	9	10
Other	-	-
Total	9	10

Natural Gas (MMCF)	449	419

Barrels of Oil Equivalent (MBOE)	745	728

Attachment 5

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental’s results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called “core results,” which excludes those items. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported earnings are considered representative of management’s performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

				First Quarter
($ millions, except per-share amounts)	2012	Diluted EPS	2011	Diluted EPS
TOTAL REPORTED EARNINGS	$1,559	$1.92	$1,549	$1.90

Oil and Gas
Segment Earnings	$2,504		$2,468
Add:
Libya exploration write-off	-		35
Gain on sale of Colombia pipeline interest	-		(22)
Foreign Tax	-		29

Segment Core Results	2,504		2,510

Chemicals
Segment Earnings	184		219
Add:
No significant items affecting earnings	-		-

Segment Core Results	184		219

Midstream, Marketing and Other
Segment Earnings	131		114
Add:
No significant items affecting earnings	-		-

Segment Core Results	131		114

Total Segment Core Results	2,819		2,843

Corporate
Corporate Results —
Non Segment *	(1,260)		(1,252)
Add:
Premium on debt extinguishments	-		163
State income tax charge	-		33
Tax effect of adjustments	-		(50)
Discontinued operations, net **	1		(144)

Corporate Core Results - Non Segment	(1,259)		(1,250)

TOTAL CORE RESULTS	$1,560	$1.92	$1,593	$1.96

*	Interest expense, income taxes, G&A expense and other.
**	Amounts shown after tax.